UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Mr. Garry W. Flowers stepped down from his position as Executive Vice President, Construction, HSE and Risk of Fluor Corporation (the “Corporation”), effective January 18, 2021. Subsequently, his current position of Executive Vice President, Office of the CEO was eliminated, and on May 18, 2021, the Corporation entered into a Separation and Release Agreement (the “Agreement”) with Mr. Flowers specifying the terms of his separation from employment. Pursuant to the Agreement, Mr. Flowers will provide transition services to the Corporation through June 30, 2021 (the “Transition Period”); provided, however, that his employment will be terminated earlier if he provides any services to any company engaged in a business competitive to the Corporation during the Transition Period. Mr. Flowers will receive a lump sum payment of $1,600,000 at the end of his employment, which includes severance and retention amounts. He will be eligible to receive a prorated portion of his 2021 annual incentive award for the period between January 1, 2021 and June 30, 2021, based on his target annual bonus percentage and actual achievement of performance measures. Restricted stock units, performance-based unit awards, and non-qualified stock options granted to Mr. Flowers in 2020 or earlier will continue to vest in accordance with their terms. Mr. Flowers did not receive any long-term incentive awards for 2021.

The Agreement provides that Mr. Flowers will make himself reasonably available to assist in any litigation involving the Corporation. The Agreement also contains customary confidentiality covenants, a release of claims, and non-competition and non-solicitation restrictions.

The foregoing description is a summary and is qualified by reference to the terms the Agreement, which will be filed with the Corporation’s quarterly report on Form 10-Q for the quarter ended June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer and Secretary